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                                                                    EXHIBIT 99.3

                                                                PRELIMINARY COPY

                                 ELECTION FORM

THIS ELECTION FORM ALLOWS A HOLDER OF CLASS A COMMON STOCK OF TAJ MAHAL HOLDING CORP. TO ELECT TO RECEIVE CASH CONSIDERATION RATHER THAN STOCK CONSIDERATION IN CONNECTION WITH THE MERGER OF THCR MERGER CORP., A WHOLLY OWNED SUBSIDIARY OF TRUMP HOTELS & CASINO RESORTS, INC., WITH AND INTO TAJ MAHAL HOLDING CORP.

          This Election Form is submitted in connection with the proposed merger (the "Merger") of THCR Merger Corp. ("Merger Sub"), a wholly owned subsidiary of Trump Hotels & Casino Resorts, Inc. ("THCR"), with and into Taj Mahal
Holding Corp. ("Taj Holding"). This Election Form permits each holder of Class A Common Stock (or the beneficial owner through appropriate and customary documentation and instructions), par value $.01 per share, of Taj Holding (the "Class A Common Stock") to elect to receive, for each of their shares of Class A Common Stock, either (i) $30.00 in cash ("Cash Contribution") or (ii) that number of fully paid and nonassessable shares of Common Stock, par value $.01 per share, of THCR equal to the result obtained by dividing $30.00 by the Market Value (as defined in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 8, 1996, by and among Taj Holding, THCR and Merger Sub) ("Stock Consideration" and, collectively with Cash Consideration, "Merger Consideration").

          TO ELECT TO RECEIVE CASH CONSIDERATION RATHER THAN STOCK CONSIDERATION, THIS ELECTION FORM MUST BE PROPERLY COMPLETED AND SENT TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE "EXCHANGE AGENT") AT THE ADDRESSES LISTED BELOW ON OR BEFORE 5:00 P.M. ON MARCH __, 1996 (THE "Election Deadline"). Any Election Form may be revoked prior to the Election Deadline by submitting a new Election Form to the Exchange Agent. HOLDERS OF CLASS A COMMON STOCK WHO DO NOT SUBMIT THIS ELECTION FORM OR WHO SUBMIT AN ELECTION FORM THAT IS NOT PROPERLY COMPLETED WILL RECEIVE STOCK CONSIDERATION IN CONNECTION WITH THE MERGER. The determination of the Exchange Agent shall be binding and conclusive as to whether or not the Election Form has been properly or timely submitted or revoked. None of the Exchange Agent, THCR, Taj Holding or Merger Sub shall be under any obligation to notify any person of any detect in an Election Form or the revocation thereof.

To: Continental Stock Transfer & Trust Company, Exchange Agent

By mail:               By Overnight Courier:            By hand:

[2 Broadway
l9th Floor
New York. NY 10004]

    By Facsimile:            Confirm by telephone to:
    [(212) 509-5150]         [(212) 509-4000]

DELIVERY OF THIS ELECTION FORM TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE VALID DELIVERY.
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                                                                PRELIMINARY COPY

        PLEASE MAKE YOUR ELECTION BY PROPERLY FILLING IN THE INFORMATION REQUESTED BELOW.

PLEASE MARK ONE OF THE FOLLOWING BOXES, INDICATING THE TYPE OF CONSIDERATION YOU ELECT TO RECEIVE IN CONNECTION WITH THE MERGER:

STOCK CONSIDERATION [ ]                   CASH CONSIDERATION [ ]

          DO NOT SEND YOUR STOCK CERTIFICATE(S) WITH THIS ELECTION FORM. If the
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Merger is effected, the Exchange Agent will mail to each holder of shares of
Class A Common Stock (other than Dissenting Shares (as defined in the Merger Agreement)) (i) a letter of transmittal and (ii) instructions to effect the surrender of the certificates evidencing shares of Class A Common Stock in exchange for Merger Consideration.

Name of Registered Holder*:              Address of Registered Holder:

________________________________         ____________________________________
                                         ____________________________________
                                         ____________________________________



Total Number of Shares Held:
                            ________

Certificate Number(s):  (attach additional list if necessary)
----------------------


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*    Only certificates registered in a single form may be deposited with this Election Form. If certificates are registered in different forms (e.g. John
R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Election Forms as there are different registrations of certificates.

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